CONSULTING AGREEMENT

          Consulting Agreement ("Agreement") by and between Software Publishing Corporation Holdings, Inc., a Delaware corporation (the "Company"), and Target Capital Corp. ("Target"), and Yitz Grossman ("YG") as of the 17th day of December, 1998 (the "Effective Date").

          In consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   TERMS.

     1.1 Services. The Company hereby retains Target to provide consulting services of YG for and during the term hereof, subject to the direction of the Board of Directors of the Company and the terms and conditions hereof. Target and YG hereby accept such retention under the terms and conditions set forth in this Agreement.

     1.2 Duties of YG. YG shall provide consulting services for the Company and shall have such duties as may be reasonably assigned to him from time to time by the Board of Directors of the Company. YG agrees to devote part of his business time and services to the faithful performance of the duties, responsibilities, and authorities which may be reasonably assigned to him hereunder. It is understood that YG will not be providing his services on a full-time basis.

     1.3 Term. Unless sooner terminated as provided in Section 1.5 hereof, this Agreement has become effective as of the date set forth above and shall continue in force and effect until the fifth anniversary of the date hereof, unless extended as further described as follows. The term of this Agreement shall be extended for an additional 18 month period if at any time during the term of this Agreement the Company reports net revenues of $40 million or more in any fiscal year, and shall be extended for another 18 month period if at any time during the term of this Agreement the Company reports net revenues of $60 million or more in any fiscal year.

     1.4   Compensation.   Subject  to  provisions  of  Section  1.5  hereof  as
compensation for services rendered by YG as a consultant under this Agreement, subject to ratification by the Board of Directors of the Company:

               (a) the Company shall pay Target a base compensation equal to .30% of the Company's net revenue, payable quarterly in arrears; provided, that the amount payable under this Section 1.4(a) shall be not less than $125,000 per annum and shall not exceed $250,000 per annum; and provided, further, that any amount payable under this section 1.4 (a) which exceeds $125,000 per annum shall be payable only commencing upon such time as the Company has received net proceeds in an amount not less than $2,000,000 from the sale of equity securities;

               (b) the Company shall pay to Target such additional amounts as may be determined by the Board of Directors of the Company in its sole discretion;


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               (c) the Company shall grant to (i) Target 520,000  warrants,  and
     (ii) United Krasna Organizations 120,000 warrants, each such warrant to purchase one share of common stock at an exercise price of $.75, each exercisable immediately and expiring on the seventh anniversary of the date of this agreement. A form of Warrant is attached as Exhibit "A" hereto. The Company may also grant such other stock options and other incentives as the Company's Board of Directors may determine in its sole discretion;

               (d) Target shall be entitled to a fee equal to 5% of the net proceeds of any sale of equity securities by the Company where such net proceeds equal or exceed $2,500,000 and the placement agent for such sale was introduced to the Company by Target or YG.

     1.5 Termination. Notwithstanding any other provisions in this Agreement:

               (a) Death. If YG dies during the term of this Agreement, this Agreement shall automatically terminate as of the date of YG's death; and the Company shall have no further obligation to Target or YG or his estate, except to pay Target any accrued but unpaid compensation under Section 1.4 hereof.

               (b) Disability. The Company will provide disability insurance on YG. In the event YG becomes permanently disabled (as hereinafter defined) during the term of this Agreement, the Company may terminate this Agreement by giving one hundred eighty (180) days notice to Target of its intent to terminate. Upon notice of termination, the Company will provide a disability payment to Target to provide 75% of Target's then current annual compensation (including bonuses) for a period of not less than one (1) year after termination takes effect.

                    "Permanently Disabled" for the purpose of this Agreement shall mean the inability to perform all of the duties of YG due to physical or mental ill health, or any reason beyond the control of YG to perform his duties, for a minimum on one hundred and eighty (180) consecutive days.

               (c) Termination by the Company for Cause. Upon 180 days notice during the term of this Agreement, the Company may terminate this Agreement for cause without and further liability hereunder to Target, YG or his estate, except to pay any accrued but unpaid compensation hereunder. For purposes of this Agreement, a "for cause" shall mean termination of Target upon written notification to Target limited, however, to one or more of the following reasons:

                         (i) Fraud, misappropriation or embezzlement by Target or YG in connection with the Company; or

                         (ii) Gross neglect of duties which has a detrimental effect on the Company after notice to Target of the particular details thereof and a period of ninety (90) days to correct such mismanagement or neglect, if any; or


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                         (iii)  Conviction by a court of competent  jurisdiction
          in the United States of a crime which involves moral turpitude and management services provided by YG to the Company; or

                         (iv) Willful and unauthorized disclosure of information confidential to the Company.

               (d) Voluntary Termination by Target. In the event that during the term hereof, Target shall voluntarily terminate this Agreement, or YG shall refuse to perform the services required hereunder, then, in such event, this Agreement shall automatically be terminated and Target shall have the right to receive any unpaid compensation to the date of termination, but no other compensation.

     1.6 Expense Reimbursement and Travel Advances. Target shall be entitled to reimbursement for any and all reasonable expenses, including travel and entertainment, incurred by Target or YG in the performance of this Agreement. Target will take all actions necessary to maintain the tax deductibility of any such expenses by the Company and shall submit vouchers prior to reimbursement for expenses. All expense report vouchers of Target shall be approved by the President of the Company. Expenses in excess of $1,000.00 per occurrence must be approved in advance by the President of the Company.

     1.7 Protection from Liability. The Company may provide Target and YG with appropriate insurance coverage as necessary to protect Target and YG from any and all personal liability incurred in the normal performance of YG's designated duties. The Company agrees to indemnify Target and YG to the fullest extent permitted by law for any liabilities in connection with the lawful performance of services hereunder.

     1.8 Medical, Dental and Life Insurance and Disability. Upon the request of Target or YG, the Company shall, at the Company's sole expense, promptly cause YG and his immediate family to be included in the group medical, hospital, dental and drug plans of the Company, in effect and at the time, subject to the insurance company's requirements being met by YG, which the Company undertakes to satisfy to the extent within its control.

     1.9 Automobile. At the request of Target, the Company shall promptly make available to YG an automobile and shall pay all business expenses associated with said automobile. Said automobile may be leased or purchased at the Company's sole choice and expense and shall be a new full size automobile, which shall be replaced every three (3) years.


2. PROTECTIVE COVENANTS. Because (i) Target and YG will become fully familiar with all aspects of the Company's business during the period of this Agreement with the Company, (ii) certain information of which Target and YG will gain knowledge during this Agreement is proprietary and confidential information which is of special and peculiar value to the Company, (iii) if any such proprietary and confidential information were imparted to or became known by any persons, including Target or YG, engaging in a business in competition with that


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of the Company, hardship, loss and irreparable injury and damage could result to the Company, the measurement of which would be difficult if not impossible to ascertain, and (iv) it is necessary for the Company to protect its business from such damage, the following covenants constitute a reasonable and appropriate means, consistent with the best interests of Target, YG and the Company, to protect the Company against such damage and shall apply to and be binding upon Target and YG as provided herein:

     2.1 Non-Competition by Target and YG. Target and YG covenant that, during the term of this Agreement and for a period of one year thereafter, neither Target nor YG will engage in or participate in any business which is in competition with the business of the Company on the date of termination and which continues during the period of non-competition.

     2.2 Trade Secrets, Proprietary and Confidential Information. Target and YG recognize that this position with the Company is one of the highest trust and confidence by reason of Target and YG's access to and contact with trade secrets and confidential and proprietary information of the Company. Target and YG shall use their best efforts and exercise utmost diligence to protect and safeguard the trade secrets and confidential and proprietary information of the Company. Target and YG covenant that during the term of this Agreement and thereafter, they will not disclose disseminate or distribute to another, nor induce any other person to disclose, disseminate, or distribute, any trade secret or proprietary or confidential information of the Company, directly or indirectly, either Target or YG's own benefit or for the benefit of another, whether or not acquired, learned, obtained or developed by Target or YG use or cause to be used, any trade secret, proprietary or confidential information in any way except as is required in the course of the services to the Company hereunder. The foregoing shall not apply to information which becomes public or other than as a result of the prohibited acts of Target of YG. All confidential information relating to the business of the Company, whether prepared by Target or YG or otherwise coming into their possession, shall remain the exclusive property of the Company and shall not, except in the furtherance of the business of the Company, be removed from the premises of the Company under any circumstances whatsoever without the prior written consent of the Company.

     2.3 Remedies. In the event of breach or threatened breach by Target or YG of any provision of this Section 2, the Company shall be entitled to apply for relief by temporary restraining order, temporary injunction, or permanent injunction and to all other relief to which it may be entitled, including any said breach, violation or threatened breach or violation. The Company may pursue any remedy available to it concurrently or consecutively in any order as to any breach, violation, and the pursuit of any one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any other of such remedies as to such breach, violation, or as to any other breach, violation, or threatened breach or violation.


3.   MISCELLANEOUS.

     3.1 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered
(i) on the date personally delivered or (ii) two days after the date deposited in a receptacle maintained by the United States Postal Services for such


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purpose,  addressed as set forth below,  or (iii) one day after properly sent by
Federal Express, addressed as set forth below:

          If to Target:       40 Fulton Street, 7th Floor
                              New York, New York 10038

          If to the Company:  Software Publishing Corporation Holdings, Inc.
                              3A Oak Road
                              Fairfield, New Jersey 07004

          with a copy to:     Kaufman & Moomjian, LLC
                              50 Charles Lindbergh Boulevard - Suite 206
                              Mitchel Field, New York 11553

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto as provided above.

     3.2 Severability. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein.

     3.3 Waiver, Modification and Integration. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any party. This instrument, and the documents referred to herein, contain the entire agreement of the parties and supersede any and all other agreements either oral or in writing, between the parties hereto with respect to services of Target or YG to the Company and contain all of the covenants and agreements between the parties with respect to such services in any manner whatsoever. This Agreement may not be modified, altered or amended except by written agreement of all parties hereto.

     3.4 Binding Effect. This Agreement shall be binding and effective upon the Company and its successors and permitted assigns, and upon Target and YG, their successors, heirs, representatives, and assigns, as the case may be.

     3.5 Governing Law. This Agreement shall be governed by the internal laws of the State of New York, without regard to its conflicts of law principles.


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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

TARGET CAPITAL CORP.                            SOFTWARE PUBLISHING
                                                CORPORATION HOLDINGS, INC.


By: /s/ Yitz Grossman                           By:  /s/ Mark E. Leininger
   ------------------------                         --------------------------
   Name: Yitz Grossman                              Name: Mark E. Leininger
   Title:                                           Title: President

    /s/ Yitz Grossman
   -------------------------
   Yitz Grossman, Personally